EXHIBIT 99.1 - PRESS RELEASE

MIDNET, INC. SIGNS AGREEMENT WITH HOLLYWOOD'S LIGHTNING MEDIA

LEADING INDEPENDENT MEDIA SERVICES COMPANY TAPS MIDNET'S MIDDLE NETWORK(TM) FOR SECURE, HIGH-SPEED, DATA TRANSMISSION.

RENO, NV, Feb. 8, 2005 - MidNet, Inc. (OTCBB: MIDX - News), creator and operator of The Middle Network, announced today it has signed an agreement with Lightning Media (formally Lightning Dubbs) to provide private digital network services for the secure transport of media data. Data transmissions will run over The Middle Network, MidNet's digital communications system. The Middle Network was designed as a robust, private environment for companies looking for an alternative to the Internet.

With facilities in Hollywood CA, Santa Monica CA and Burbank CA, Lightning Media provides full service video duplication, including High Definition, DVD authoring and replication, editorial capabilities, and asset management among other services, to clients such as Warner Brothers, Disney, Princess Cruises, and MTV.

Stephen Buchsbaum, Lightning Media's CEO said, "Lightning Media has always been dedicated to the highest level of customer service. A key element of maintaining our hard-earned relationships will be the quality of the network solutions we offer our clients. The Internet isn't necessarily the best way to transport film and television content. The Middle Network offers us a private option." Buchsbaum continued, "A network like MidNet's will allow Lightning Media to extend its reach to wherever our clients are shooting, partnering with facilities in those cities, to provide customers with seamless workflows and a minimum of delays."

Peter Fentiman, president and CEO of MidNet, said, "This agreement represents an important element of our rollout of The Middle Network in Los Angeles. In addition to helping companies interlink their services with customers within a private digital environment, MidNet is also looking to facilities like Lightning Media to act as independent service bureaus for digital video content."

Fentiman added, "Lightning Media is actively expanding its footprint in the television and film industry and MidNet hopes to support their expansion through the provision of an affordable, private, high-speed data network."

Buchsbaum says, "We look forward to offering application services on The Middle Network that will eliminate some of the need for parcel couriers and business travel. High definition videoconferencing with collaborative software could be a viable alternative to an airline ticket and hotel."

The Middle Network is positioned as a neutral provider of data transport, independent of specific infrastructure owners or applications. MidNet expects the community of companies connecting to The Middle Network to grow, as more firms reach out to their customers with networked solutions unencumbered by the shortcomings of the Internet.

ABOUT LIGHTNING MEDIA

Lightning Media services all duplication and new media needs from HD and video duplication to DVD authoring and replication, audio and video compression, and web design and development. Lightning Media caters to a vast client base ranging from leading motion picture studios, television production companies, independent filmmakers and web video producers, to film students and an array of corporate and consumer clients. Lightning Media is committed to exceptional customer service, quality control and "lightning-fast" turnaround, featuring the most advanced and reliable equipment available today. Lightning Media's secure, climate-controlled, vault is a trusted source for storing master materials. Lightning Media has three full service facilities located in Hollywood, Burbank and Santa Monica, California, and a new replication facility in Valencia,
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California. Lightning Media has received a "no recommendation for improvement"
rating from the Motion Picture Association of America (MPAA). For more information, visit www.lightning-media.net.

ABOUT MIDNET, INC.

MidNet is the creator, owner, and operator of The Middle Network, a commercial alternative to the Internet. The Middle Network provides high-speed, high-capacity private digital connectivity to companies and people who wish to create, manage and distribute valuable intellectual properties.

FORWARD LOOKING STATEMENTS

The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability of MidNet or the company to execute effectively its business plan, changes in the market for MidNet's proposed network services, changes in stock and business market activity, realization of anticipated customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), systems failures, economic and political conditions, changes in customer behavior and the introduction of competing products having technological and/or other advantages. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The company assumes no obligation to update information concerning its expectations.

For more information, please visit our website at www.midnetinc.com or call 1-877-609-6188. Investors and media can also call Geoff High at the information below.

[PFEIFFER HIGH INVESTOR RELATIONS, INC. LOGO]
Geoff High
Pfeiffer High Investor Relations, Inc.
1125 17th Street, Suite 1210
Denver, Colorado 80202
Ph: 303-393-7044
F:  303-393-7122
http://www.pfeifferhigh.com